INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY
AND SERVICE AGREEMENT

THIS AGREEMENT is entered into this 30th day of December,
1998 by and between Dresdner RCM Global Funds, Inc. (the
"Company"), on behalf of Dresdner RCM Strategic Income Fund, a series of the Company (the "Fund") and Dresdner RCM
Global Investors LLC (the "Investment Manager").
1.	Appointment and Acceptance of Appointment
of the Investment Manager
	(a)	Subject to express provisions and
limitations set forth in the Company's Articles of
Incorporation, Bylaws, Form N-1A Registration Statement
under the Investment Company Act of 1940, as amended (the
"1940 Act") and under the Securities Act of 1933, as amended
(the "1933 Act"), and the Fund's prospectus as in use
from time to time, as well as to the factors affecting the
Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, the Company hereby grants to the Investment Manager and the Investment
Manager hereby accepts full discretionary authority to
manage the investment and reinvestment of the cash,
securities, and other assets of the Fund (the "Portfolio")
presently held by State Street Bank & Trust Company (the "Custodian"), any proceeds thereof, and any additions thereto, in the Investment Manager's discretion. In the performance of its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to the investment objectives policies or restrictions of the Fund, which determinations shall be communicated in writing to the Investment Manager. For all purposes herein, the Investment Manager shall be deemed an independent contractor of the Company.
2.	Powers of the Investment Manager
	Subject to the limitations provided in Section 1 hereof,
the Investment Manager is empowered hereby, through any of its partners, principals, or appropriate employees, for the benefit of the Fund:
	(a)	to invest and reinvest in shares, stocks,
bonds, notes and other obligations of every description
issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in trade acceptances and other commercial paper, and in loans and deposits at interest on call or on time, whether or not secured by collateral;
	(b)	to purchase and sell commodities or commodities
contracts and investments in put, call, straddle, or spread
options;
	(c)	to enter into forward, future, or swap contracts
with respect to the purchase and sale of securities, currencies, commodities, and commodities contracts;
	(d)	to lend its portfolio securities to brokers,
dealers and other financial institutions;
	(e)	to buy, sell, or exercise options, rights and
warrants to subscribe for stock or securities;
	(f)	to engage in any other types of investment
transactions described in the Fund's Prospectus and Statement of Additional Information; and
	(g)	to take such other action, or to direct the
Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.
3.	Execution of Portfolio Transactions
	(a)	The Investment Manager shall provide adequate
facilities and qualified personnel for the placement of, and shall place, orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities or other portfolio assets for the Fund.
	(b)	Unless otherwise specified in writing to the
Investment Manager by the Fund, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the Investment Manager's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager may place orders with brokerage firms that have sold shares of the Fund or that furnish statistical and other information to the Investment Manager, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to Section 5 hereof and Appendix A hereto.
	(c)	The Fund understands and agrees that the
Investment Manager may effect securities transactions which
cause the Fund to pay an amount of commission in excess of the amount of commission another broker would have charged, provided, however, that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of Fund share sales, statistical, brokerage and other services provided by such broker, viewed in terms of either the specific transaction or the Investment Manager's overall responsibilities to the Fund and other clients for which the Investment Manager exercises investment discretion. The Fund also understands that the receipt and use of such services will not reduce the
Investment Manager's customary and normal research activities.
	(d)	The Fund understands and agrees that:
		(i)	the Investment Manager performs
investment management services for various clients and that the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;
		(ii)	the Investment Manager shall have no
obligation to purchase or sell for the Portfolio any security which the Investment Manager, or its principals or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio;
		(iii)	on occasions when the Investment Manager
deems the purchase or sale of a security to be in the best
interests of the Fund as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Investment Manager believes that to do so will be in the best interests of the Fund. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients; and
		(iv)	the Investment Manager does not prohibit
any of its principals or employees from purchasing or selling for their own accounts securities that may be recommended to or held by the Investment Manager's clients, subject to the provisions of the Investment Manager's Code of Ethics and that of the Company.
4.	Allocation of Expenses of the Company and the Fund
	(a)	The Investment Manager will bear all expenses
related to salaries of its employees and to the Investment
Manager's overhead in connection with its duties under this Agreement. The Investment Manager also will pay all fees and salaries of the Company's directors and officers who are affiliated persons (as such term is defined in the 1940 Act)
of the Investment Manager.
	(b)	Except for the expenses specifically assumed
by the Investment Manager, the Fund will pay all of its
expenses, including, without limitation, fees and expenses of the directors not affiliated with the Investment Manager attributable to the Fund; fees of the Investment Manager; fees of the Fund's administrator, custodian and subcustodians for all services to the Fund (including safekeeping of funds and securities and maintaining required books and accounts);
transfer agent, registrar and dividend reinvestment and
disbursing agent; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants; charges and expenses of legal counsel provided to the non-interested directors of the Company; expenses of repurchasing sharesof the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental agencies; brokerage and other expenses connected with the execution, recording and settlement of portfolio
security transactions; expenses connected with negotiating or effecting purchases or sales of portfoliosecurities or registering privately issued portfolio securities; expenses of calculating and publishing the net asset value of theFund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions
liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings;
and SEC and state blue sky registration fees.
	(c)	The expenses borne by the Fund pursuant to
Section 4(b) shall include the Fund's proportionate share of any such expenses of the Company, which shall be allocated among the Fund and the other series of the Company on such basis as the Company shall deem appropriate.
5.	Compensation of the Investment Manager
	(a)	In consideration of the services performed by the
Investment Manager hereunder, the Fund will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached Schedule of Fees (Appendix A). In the event of termination, any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Fund.
	(b)	The net asset value of the Fund's Portfolio used
in fee calculations shall be determined in the manner set forth in the Articles of Incorporation and Bylaws of the Company and
the Fund's prospectus as of the close of regular trading on the
New York Stock Exchange on each business day the New York Stock
Exchange is open.
	(c)	The Fund hereby authorizes the Investment Manager
to charge the Portfolio, subject to the provisions in Section 4 hereof, for the full amount of fees as they become due and payable pursuant to the attached schedule of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.
	(d)	The Investment Manager may from time to
time voluntarily agree to limit the aggregate operating
expenses of the Fund for one or more fiscal years of the
Company, as set forth in Appendix A hereto or in any other
written agreement with the Company.  If in any such fiscal year the aggregate operating expenses of the Fund (as defined in AppendixA or such other written agreement) exceed the applicable percentage of the average daily net assets of the
Fund for such fiscal year, the Investment Manager shall
reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be estimated, reconciled and paid on a quarterly basis, or such more frequent basis as the Investment Manager may agree in writing.
Any such reimbursement of the Fund shall be repaid to the
Investment Manager by the Fund, without interest, at such later time or times as it may be repaid without causing the aggregating operating expenses of the Fund to exceed the applicable percentage of the average daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement, the Fund shall have no further obligation to repay any such reimbursements.
6.	Service To Other Clients
	Nothing contained in this Agreement shall be construed
to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from
engaging in such businesses or in other related or unrelated businesses.
7.	Standard of Care
	The Investment Manager shall have no liability to the
Fund, or its stockholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or
omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal securities laws.
8.	Duration of Agreement
	This Agreement shall continue in effect until the close
of business on the second anniversary on the date hereof.
This Agreement may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be
specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, and (ii) a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party cast in person at a meeting
called for the purpose of voting on such approval.
9.	Termination
	This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company on sixty (60)
days' written notice to the Investment Manager, or by the
Investment Manager on like notice to the Company. This Agreement shall automatically terminate in the event of its assignment
(as defined in the 1940 Act).
10.	Reports, Books and Records
	The Investment Manager shall render to the Board of Directors of the Company such periodic and other reports as the Board may from time to time reasonably request.  In
compliance with the requirements of Rule 31a-3 under the 1940
Act, the Investment Manager hereby agrees that all records
which it maintains for the Company are property of the
Company.  The Investment Manager shall surrender promptly to the Company any of such records upon the Company's request,
and shall preserve for the periods prescribed by Rule 31a-2
under the 1940 Act the recordsrequired to be maintained by
Rule 31a-1 under the 1940 Act.
11.	Representations and Warranties
	The Investment Manager represents and warrants to the Company that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940.
During the term of this Agreement, the Investment Manager
shall notify the Company of any change in the membership of
the Investment Manager's partnership within a reasonable time after such change.  The Company represents and warrants to
the Investment Manager that the company is registered as an
open-end management investment company under the 1940 Act.
Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.
12.	Amendment of this Agreement
	No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

DRESDNER RCM GLOBAL INVESTORS 	DRESDNER RCM GLOBAL FUNDS, INC.
LLC			 	ON BEHALF OF DRESDNER RCM
																		STRATEGIC INCOME FUND

By: /s/William L. Price		By: /s/George A. Rio

ATTEST:			ATTEST:
By:	/s/Robert J. Goldstein	By: /s/Karen Jacoppo-Wood

APPENDIX A
INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
 AND SERVICE AGREEMENT
BETWEEN DRESDNER RCM GLOBAL INVESTORS LLC
(the "INVESTMENT MANAGER")AND DRESDNER RCM GLOBAL FUNDS, INC.
SCHEDULE OF FEES
FOR DRESDNER RCM STRATEGIC INCOME FUND

Effective Date:  as of December 30, 1998
The Fund will pay a monthly fee to the Investment Manager based on the average daily net assets of the Fund, at the following annual rate:

Value of Securities and Cash of Fund		Fee
The first $500 million 				0.75% annually
Above $500 million and below $1 billion		0.70% annually
Above $1 billion				0.65% annually

For the fiscal year ended December 31, 1999, the Investment Manager shall reimburse the Fund, on behalf of its Class N and Class I shares, to the extent that the operating expenses of each such class exceed 1.50% and 1.25%, respectively, of the average daily net assets. For this purpose, the "operating expenses" of the Fund's Class N and Class I shares shall be deemed to include all ordinary operating expenses other than interest, taxes and extraordinary expenses.
Dated:  as of December 30, 1998

DRESDNER RCM GLOBAL INVESTORS 	DRESDNER RCM GLOBAL FUNDS, INC.
LLC				ON BEHALF OF DRESDNER RCM										STRATEGIC INCOME FUND


By: /s/William L. Price		By: /s/George A. Rio



ATTEST:			ATTEST:

By:	/s/Robert J. Goldstein	By: /s/Karen Jacoppo-Wood

		N-SAR Sub-Item 77Q1(e)

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